Exhibit 99.1

IFMI ANNOUNCES SALE OF STAR ASIA GROUP

IFMI to Receive $20.0 Million and a 15% Revenue Share of Certain Revenue for at Least Four Years

Company Also Announces Preliminary Operating Results for Fourth Quarter and Full-Year 2013

Philadelphia and New York, February 20, 2014 – Institutional Financial Markets, Inc. (NYSE MKT: IFMI) (“IFMI”), a financial services company specializing in credit-related fixed income investments, announced today that it has sold its entire ownership interest in the Star Asia Group to an investment vehicle formed in connection with such sale and managed by Taro Masuyama and Malcolm MacLean, for approximately $20.0 million. In addition, IFMI will receive, for at least four years, 15% of the revenues of certain Star Asia Group management companies. In connection with the sale of its entire ownership interest in the Star Asia Group, IFMI sold its:

•	28% interest in Star Asia Finance, Limited (a permanent capital company formed in 2007 to invest in Asian commercial real estate debt and equity) (“Star Asia Finance”);

•	100% interest in Star Asia Management Ltd. (the manager of Star Asia Finance);

•	2.2% interest in Star Asia Japan Special Situations LP (the “SAJSS Fund”);

•	33.3% interest in Star Asia Advisors, Ltd. (the manager of the SAJSS Fund);

•	33.3% interest in Star Asia Partners Ltd. (the general partner of the SAJSS Fund); and

•	33.3% interest in Star Asia Capital Management, LLC (the manager of the entity that owns a portfolio of multifamily residential properties located in Japan).

The carrying value of the assets sold in the transaction on IFMI’s December 31, 2013 balance sheet approximates the $20.0 million of cash consideration received.

Messrs. MacLean and Masuyama have served as the senior members of the management team for the Star Asia Group since its inception.

Lester Brafman, Chief Executive Officer of IFMI, said, “We are pleased to have reached this agreement to sell our interests in the Star Asia Group, and believe that under Malcolm’s and Taro’s continued leadership and oversight, the Star Asia Group will continue to be well served. The sale bolsters IFMI’s capital position while allowing us to participate in the future upside potential of the business through our revenue sharing agreement.”

Mr. Brafman concluded, “Our transition to delivering a more compelling value proposition is ongoing, and we continue to work diligently to ensure that IFMI is properly positioned to take advantage of opportunities in capital markets, asset management, and principal investing.”

Additional information regarding IFMI’s sale of the Star Asia Group will be available in a Form 8-K that will be filed by IFMI with the U.S. Securities and Exchange Commission.

Fourth Quarter and Full-Year 2013 Preliminary Operating Results

IFMI also announced today that it is providing preliminary operating results for the quarter and year ended December 31, 2013. These preliminary operating results are being provided in connection with IFMI’s disposition of the Star Asia Group. IFMI expects to report a net loss in the range of $6.0 million to $6.5 million, and $19.8 million to $20.3 million, for the quarter and year ended December 31, 2013, respectively. IFMI previously announced that, in connection with the anticipated consolidation of C&Co/PrinceRidge and JVB Financial into one broker-dealer subsidiary, it expected to incur pre-tax charges in the fourth quarter of 2013 for employee separation, vendor contract termination costs, and other merger related costs of $2.0 to $2.5 million. The expected net loss range for the fourth quarter includes $2.3 million of such pre-tax charges. IFMI’s fourth quarter and full-year 2013 earnings were also unfavorably impacted by mark-to-market losses on the Star Asia investment of approximately $4.0 million and $13.1 million, respectively. The sale of the Star Asia Group will eliminate IFMI’s exposure to fluctuations in the value of the Japanese Yen. Finally, the expected net loss ranges noted above includes a tax benefit of $1.8 million and $3.6 million for the quarter and year ended December 31, 2013, respectively.

The preliminary operating results presented above are subject to completion of IFMI’s audit for the fiscal year ended December 31, 2013. The audit process is ongoing. Accordingly, these preliminary operating results could change and those changes could be material.

IFMI intends to release its complete operating results for the fourth quarter and full-year 2013 in early March 2014.

About IFMI

IFMI is a financial services company specializing in credit-related fixed income investments. IFMI was founded in 1999 as an investment firm focused on small-cap banking institutions, but has grown to provide an expanding range of asset management, capital markets, and investment banking solutions to institutional investors and corporations. IFMI’s primary operating segments are Capital Markets and Asset Management. The Capital Markets segment consists of credit-related fixed income sales, trading, financing, liquidity and hedging services for residential mortgage originators as well as new issue placements in corporate and securitized products and advisory services, operating primarily through IFMI’s subsidiaries, J.V.B. Financial Group, LLC in the United States and Cohen & Company Financial Limited in Europe. The Asset Management segment manages assets through collateralized debt obligations, permanent capital vehicles, and managed accounts. As of December 31, 2013, IFMI managed approximately $5.7 billion in credit-related fixed income assets in a variety of asset classes including U.S. trust preferred securities, European hybrid capital securities, Asian commercial real estate debt, and mortgage- and asset-backed securities. After giving effect to the transaction discussed herein, IFMI will manage approximately $5.4 billion in credit-related fixed income assets. For more information, please visit www.IFMI.com.

Forward-looking Statements

This communication contains certain statements, estimates and forecasts with respect to future performance and events. These statements, estimates and forecasts are “forward-looking statements.” In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seek” or “continue” or the negatives thereof or variations thereon or similar terminology. All statements other than statements of historical fact included in this communication, including, but not limited to, statements regarding our preliminary fiscal year 2013 operating results, are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied in the forward-looking statements including, but not limited to, those discussed under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” in our filings with the SEC, which are available at the SEC’s website at www.sec.gov and our website at www.IFMI.com/sec-filings. Such factors include the following: (a) a decline in general economic conditions or the global financial markets, (b) losses caused by financial or other problems experienced by third parties, (c) losses due to unidentified or unanticipated risks, (d) a lack of liquidity, i.e., ready access to funds for use in our businesses, (e) the ability to attract and retain personnel, (f) litigation and regulatory issues, (g) competitive pressure, (h) an inability to generate incremental income from acquired businesses, (i) unanticipated market closures due to inclement weather or other disasters, and (j) adjustments to our fiscal year 2013 operating results. As a result, there can be no assurance that the forward-looking statements included in this communication will prove to be accurate or correct. In light of these risks, uncertainties and assumptions, the future performance or events described in the forward-looking statements in this communication might not occur. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and we do not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Investors: Institutional Financial Markets, Inc. Joseph W. Pooler, Jr., 215-701-8952 Executive Vice President and Chief Financial Officer investorrelations@ifmi.com	Media: Joele Frank, Wilkinson Brimmer Katcher James Golden or Joe Berg, 212-355-4449 jgolden@joelefrank.com or jberg@joelefrank.com

3